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                                                                       Exhibit 7

                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                               JPMorgan Chase Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                   at the close of business December 31, 2001,
              in accordance with a call made by the Federal Reserve
               Bank of this District pursuant to the provisions of
                            the Federal Reserve Act.

                                                                    Dollar Amounts
                     ASSETS                                           in Millions

Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin ..........................................       $ 21,396
     Interest-bearing balances ..................................         12,495
Securities:
Held to maturity securities .....................................            442
Available for sale securities ...................................         52,916
Federal funds sold and securities purchased under
     agreements to resell .......................................         75,076
Loans and lease financing receivables:
     Loans and leases held for sale .............................          4,515
     Loans and leases, net of unearned income ...................       $173,654
     Less: Allowance for loan and lease losses ..................          3,275
     Loans and leases, net of unearned income and
     allowance ..................................................        170,379
Trading Assets ..................................................        140,469
Premises and fixed assets (including capitalized leases) ........          5,502
Other real estate owned .........................................             41
Investments in unconsolidated subsidiaries and
     associated companies .......................................            360
Customers' liability to this bank on acceptances
     outstanding ................................................            270
Intangible assets
        Goodwill ................................................          1,739
        Other Intangible assets .................................          4,762
Other assets ....................................................         47,464
TOTAL ASSETS ....................................................       $537,826
                                                                        ========

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                                   LIABILITIES

Deposits
     In domestic offices ....................................................     $ 160,102
     Noninterest-bearing ....................................................     $  70,338
     Interest-bearing .......................................................        89,764
     In foreign offices, Edge and Agreement
     subsidiaries and IBF's .................................................       120,371
        Noninterest-bearing .................................................     $   7,610
     Interest-bearing .......................................................       112,761

Federal funds purchased and securities sold under agree-
ments to repurchase .........................................................        79,946
Trading liabilities .........................................................        92,208
Other borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases) ..............................        11,399
Bank's liability on acceptances executed and outstanding ....................           293
Subordinated notes and debentures ...........................................         9,467
Other liabilities ...........................................................        30,651
TOTAL LIABILITIES ...........................................................       504,437
Minority Interest in consolidated subsidiaries ..............................           116

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus ...............................             0
Common stock ................................................................         1,476
Surplus  (exclude all surplus related to preferred stock) ...................        16,020
Retained earnings ...........................................................        16,149
Accumulated other comprehensive income ......................................          (372)
Other equity capital components .............................................             0
TOTAL EQUITY CAPITAL ........................................................        33,273
                                                                                  ---------
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL ....................     $ 537,826
                                                                                  =========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                               JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in- structions issued by the appropriate Federal regulatory authority and is true and correct.

                                    WILLIAM B. HARRISON, JR.)
                                    HELENE L. KAPLAN        ) DIRECTORS
                                    H.W. BECHERER           )

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